UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 3, 2021

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Blvd., Orlando, FL	32824
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On May 3, 2021, VOXX International Corporation (“VOXX” or the “Company”) issued a press release announcing it had signed a Letter of Intent to acquire the home audio/video business of Onkyo Home Entertainment Corporation (“Onkyo”), along with Sharp Corporation (“Sharp”) as the Company’s partner. The Company and Sharp have been granted exclusivity while discussions proceed.  VOXX and Sharp have also entered into a binding agreement to move forward with the proposed acquisition and all parties are working toward reaching a definitive agreement by May 20, 2021.  If an agreement is reached, it would be presented to Onkyo’s shareholders at its ordinary general meeting of shareholders scheduled for June 25, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report.

On May 3, 2021, the Company issued another press release announcing that EyeLock LLC (“Eyelock”), the Company’s majority owned subsidiary, has entered into a four (4) year exclusive distribution agreement (the “Agreement”) with GalvanEyes LLC (“GalvanEyes”), a Florida LLC managed by VOXX’s largest shareholder, Beat Kahli.  The Agreement provides that GalvanEyes will become the exclusive distributor of EyeLock products in the EU, Switzerland, Puerto Rico, Malaysia, and Singapore with the exception of any existing customer relationships.  GalvanEyes was also granted exclusive distribution rights in the United States for the residential real estate market and specific U.S. Government agencies, and non-exclusive distribution rights in all other territories and verticals with the Company’s consent.  In consideration of the grant of exclusivity, GalvanEyes has agreed to pay EyeLock $10.0 million with an annual fee of up to $5.0 million, with payments on a quarterly basis.  The transaction is subject to certain closing conditions, including formal approval by the VOXX Board of Directors and approval by the Company’s shareholders at the Annual Meeting of Stockholders currently scheduled for July 29, 2021.  A copy of the press release is furnished as Exhibit 99.2 to this report.

The information furnished under Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 3, 2021, relating to VOXX International Corporation's Letter of Intent to acquire the home audio/video business of Onkyo Home Entertainment Corporation (filed herewith).
99.2	Press Release, dated May 3, 2021, relating to VOXX International Corporation’s Exclusive Distribution Agreement between EyeLock LLC and GalvanEyes LLC (filed herewith).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: May 7, 2021	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer